Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in Form S-8 of Ecolocap Solutions, Inc., of our report dated May 11, 2010 on our audit of the financial statements of Ecolocap Solutions, Inc. as of December 31, 2009 and 2008 and the related statements of operation, stockholders’ deficiency and cash flow for the years then ended and for the period from inception (January 1, 2007) to December 31, 2009.

PARITZ & COMPANY, P.A.

Paritz & Company, P.A.
Hackensack, New Jersey
November 16, 2010